                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                PFF Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                PFF BANCORP, INC.
                             350 SOUTH GAREY AVENUE
                            POMONA, CALIFORNIA 91766
                                 (909) 623-2323

                                                                 August 14, 2001

Fellow Stockholders:

         You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc., the holding company for PFF Bank & Trust, which will be held on Wednesday, September 19, 2001, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Our directors and officers, as well as a representative of KPMG LLP, our independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of PFF Bancorp and its stockholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AS DIRECTOR SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.

         Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

         On behalf of the Board of Directors and all of our employees, we thank you for your continued interest and support.


                                           Sincerely yours,

                                           /s/ Larry M. Rinehart
                                           --------------------------
                                           Larry M. Rinehart
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                PFF BANCORP, INC.
                             350 SOUTH GAREY AVENUE
                            POMONA, CALIFORNIA 91766
                                 (909) 623-2323

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 2001

              ----------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. will be held on Wednesday, September 19, 2001, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three directors for a term of three years or until their successors are elected and qualified;

     2. The ratification of the appointment of KPMG LLP as independent auditors of PFF Bancorp for the fiscal year ending March 31, 2002; and

     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established July 31, 2001, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of our common stock as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. A list of stockholders entitled to vote at the Annual Meeting will be available at our administrative offices, 350 South Garey Avenue, Pomona, California 91766, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                         By Order of the Board of Directors


                                         /s/ Carole F. Olson
                                         ---------------------
                                         Carole F. Olson
                                         SECRETARY
Pomona, California
August 14, 2001

                                 PROXY STATEMENT

     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the Annual Meeting by the Proxies named in the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our," "PFF Bancorp" and the "Company" refer to PFF Bancorp, Inc. "The Bank" refers to PFF Bank & Trust. The Proxy Statement is first being sent to our stockholders on or about August 14, 2001.

                        GENERAL INFORMATION ABOUT VOTING

     WHO CAN VOTE. You are entitled to vote your common stock if our records showed that you held your shares as of July 31, 2001. At the close of business on that date, a total of 13,259,444 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote.

     VOTING BY PROXIES. If your common stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted. You will receive instructions from your nominee.

     If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your common stock by signing, dating and mailing the Proxy Card in the postage paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. The Proxies will vote your shares in accordance with your instructions. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

     MATTERS TO BE PRESENTED. We are not now aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the Proxies can vote your common stock on the new meeting date as well, unless you have revoked your proxy instructions.

     HOW TO REVOKE YOUR PROXY INSTRUCTIONS. To revoke your proxy instructions if you are a holder of record, you must advise the Secretary in writing before the Proxies vote your common stock at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the Proxies, you should revoke or amend your prior instructions in the same way you initially gave them.

     HOW VOTES ARE COUNTED. The meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your common stock through a nominee, generally the nominee may only vote the common stock that it holds for you in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee name unless they are permitted to do so under the rules of any national securities exchange to which they belong. A broker which has transmitted proxy soliciting materials to a beneficial owner may vote on matters determined to be routine if the beneficial owner has not provided the broker with voting instructions within 10 days of the meeting. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

     COST OF THIS PROXY SOLICITATION. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit stockholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $4,000 plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their customers who are beneficial owners and obtaining their voting instructions.

     ATTENDING THE ANNUAL MEETING. If you are a holder of record and you plan to attend the meeting, please indicate this when you vote. IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK HELD BY A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED PROOF OF OWNERSHIP TO BE ADMITTED TO THE MEETING. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in nominee name, you must get a written proxy in your name from the broker, bank or other nominee who holds your shares.


                        PROPOSAL 1. ELECTION OF DIRECTORS

     Our Board of Directors consists of eight (8) directors and is divided into three classes. Each of the eight members of the Board of Directors of the Company also serves as a director of PFF Bank & Trust. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The nominees proposed for election at this Annual Meeting are Donald R. DesCombes, Robert D. Nichols and Larry M. Rinehart. No person being nominated as a director is being proposed for election pursuant to any agreement or understandings between any such person and the Company. We have been advised by Mr. Nichols that he currently intends to retire from the Board of Directors in July 2002. If Mr. Nichols does retire prior to the end of his term, the Board of Directors will either select an individual to fill the vacancy or will reduce the size of the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

     VOTE REQUIRED. Directors must be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any director will not be counted.

     In the event that any of the nominees is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person(s) as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "For" the election of the nominees proposed by the Board of Directors.

     INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS. The following table sets forth the names of the nominees, continuing directors and executive officers named in the Summary Compensation Table as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of PFF Bank & Trust, and the year in which their terms (or in the case of the nominees, their proposed term) as director expire.

                  NAME AND PRINCIPAL                                                             EXPIRATION OF
                 OCCUPATION AT PRESENT                                    DIRECTOR                  TERM AS
                AND FOR PAST FIVE YEARS                  AGE              SINCE(1)                  DIRECTOR
                -----------------------                  ---              --------                  --------
  NOMINEE

  Donald R. DesCombes......................               69                1979                      2004
  Chairman of the Board of Directors of the
  Company and the Bank.  Mr. DesCombes has
  served as Chairman of the Board of the
  Bank since 1989.

  Robert D. Nichols........................               74                1986                      2004
  President and Chief Executive Officer of
  the Bank from August 1986 until his
  retirement in July 1992.

  Larry M. Rinehart........................               53                1994                      2004
  President and Chief Executive Officer of
  the Company and the Bank since August
  1992.  Served as President-elect and
  Executive Vice President from July 1991
  to August 1992.  Mr. Rinehart also serves
  as Director, President and Chief
  Executive Officer of Pomona Financial
  Services, Inc., PFF Financial Services,
  Inc. and Diversified Services, Inc.


                  NAME AND PRINCIPAL                                                             EXPIRATION OF
                 OCCUPATION AT PRESENT                                    DIRECTOR                  TERM AS
                AND FOR PAST FIVE YEARS                  AGE              SINCE(1)                  DIRECTOR
                -----------------------                  ---              --------                  --------

  CONTINUING DIRECTORS

  Stephen C. Morgan, Ed.D. ................               55                2001                      2003
  Mr. Morgan has been the president of the
  University of LaVerne since 1985.

  Jil H. Stark.............................               64                1975                      2003
  Retired college administrator and faculty
  member.  Mrs. Stark also serves on the
  Board of Directors of Pomona Financial
  Services, Inc., PFF Financial Services,
  Inc. and Diversified Services, Inc.

  Robert W. Burwell........................               69                1984                      2002
  Vice Chairman of the Board of Directors
  of the Company and the Bank.  Mr. Burwell
  was President and Chief Executive Officer
  of the Pomona Valley Hospital Medical
  Center from 1972 until his retirement in
  1993.

  William T. Dingle........................               73                1974                      2002
  Chief Executive Officer of Graves
  Automotive Supply and Parkway Automotive
  Warehouse.  Mr. Dingle also serves on the
  Board of Directors of Pomona Financial
  Services, Inc., PFF Financial Services,
  Inc. and Diversified Services, Inc.

  Curtis W. Morris.........................               65                1988                      2002
  Mr. Morris is associated with the law
  firm of Lamb, Morris & Lobello and has
  been a practicing attorney for 32 years.





  EXECUTIVE OFFICERS

  Kevin McCarthy...........................               49
  Senior Executive Vice President of the
  Company and Senior Executive Vice
  President and Chief Operating Officer of
  the Bank.  Mr. McCarthy is a Director of
  Pomona Financial Services, Inc., PFF
  Financial Services, Inc. and Diversified
  Services, Inc.

  Gregory C. Talbott.......................               47
  Executive Vice President, Chief Financial
  Officer and Treasurer of the Company and
  the Bank.



                  NAME AND PRINCIPAL                                                             EXPIRATION OF
                 OCCUPATION AT PRESENT                                    DIRECTOR                  TERM AS
                AND FOR PAST FIVE YEARS                  AGE              SINCE(1)                  DIRECTOR
                -----------------------                  ---              --------                  --------
  Gilbert F. Smith.........................               55
  Senior Vice President and General Counsel
  of the Bank.  Mr. Smith also serves as
  Chairman of the Board of Pomona Financial
  Services, Inc., PFF Financial Services,
  Inc., and Diversified Services, Inc.

  Jerald W. Groene.........................               53
  Senior Vice President and Chief Lending
  Officer of the Bank.  Mr. Groene is a
  Director of Pomona Financial Services,
  Inc., PFF Financial Services, Inc. and
  Diversified Services, Inc.

-------------------
(1) Includes years of service as a director of the Bank.

ABOUT THE BOARD AND ITS COMMITTEES

     THE BOARD. PFF Bancorp is governed by a Board of Directors and various committees of the Board which meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings, and also through considerable telephone contact and other communications with the chairman and others regarding matters of concern and interest to PFF Bancorp. During the year ended March 31, 2001, the Board of Directors held twelve board meetings. With the exception of two directors who each missed only one board meeting and three directors who missed a total of four committee meetings, all of the Directors attended every Board meeting held and each committee meeting on which such Directors served during Fiscal 2001.

     COMMITTEES OF THE BOARD. The Board has three principal committees. The following chart describes for each committee the function, current membership and number of meetings held during fiscal 2001.

AUDIT COMMITTEE-four meetings in Fiscal 2001.

--------------------------------------------------------------------------------
FUNCTIONS                                                CURRENT MEMBERS (1)
---------                                                -------------------
o   Reports  to the  Board  on the  general  financial   Jil H. Stark
    condition  of the Company and the Bank and           William T. Dingle
    the results of the annual audit; and                 Robert W. Burwell

o Oversees that the Company's and the Bank's activities are being conducted in accordance with applicable laws and regulations.

------------------------------
* The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

(1) All members of the Audit Committee are independent in accordance with the Nasdaq Stock Market listing standards.

NOMINATING COMMITTEE-one meeting in Fiscal 2001.

--------------------------------------------------------------------------------
FUNCTIONS                                                     CURRENT MEMBERS
---------                                                     ---------------
o    Consider nominees for election  to  the  Board,          Robert W. Burwell
     stockholder including any written recommendation by a    William T. Dingle
     that is mailed to the attention of the Secretary.        Jil H. Stark


EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE-two meetings in Fiscal 2001.

--------------------------------------------------------------------------------
FUNCTIONS                                                     CURRENT MEMBERS
---------                                                     ---------------
o    Establishes compensation and benefits for the            Robert W. Burwell
     executive officers;                                      William T. Dingle
o    Reviews the incentive compensation programs when         Curtis W. Morris
     necessary; and                                           Robert D. Nichols
o Responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees.

AUDIT COMMITTEE REPORT

     THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT, EXCEPT AS TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     In accordance with its written charter adopted by the Board of Directors on April 25, 2000, and revised on April 24, 2001, the Audit Committee (the "Committee") assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their system of internal controls.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company and the Bank that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the accountants' independence.

     The Committee reviewed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's and the Bank's internal controls and the overall quality of the Company's and the Bank's financial reporting process.

     The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements. In addition, the Committee considered the compatibility of nonauditing services provided to the Company and the Bank with the accountants' independence in performing their auditing functions.

     The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended March 31, 2001, with management and the independent accountants. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

     Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment, subject to stockholder approval, of the independent accountants, and the Board of Directors concurs with such recommendation.

                                        THE AUDIT AND EXAMINING COMMITTEE

                                                     Jil H. Stark
                                                   William T. Dingle
                                                   Robert W. Burwell

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Effective January 1, 2001, the Directors, except for Mr. Rinehart, receive a retainer of $10,000 per year for service on the Company Board. No committee meeting fees are paid to the Directors. Currently, all directors of the Bank except the Chairman of the Board and Mr. Rinehart receive a retainer of $3,000 per month. The Chairman of the Board receives a monthly retainer of $4,200. Mr. Rinehart does not receive any additional compensation for serving as a director. Directors are also eligible to receive grants of options under our incentive plans.

     DIRECTORS' RETIREMENT PLAN. The Bank maintains the PFF Bank & Trust Directors' Retirement Plan (the "Directors' Retirement Plan"). The Directors' Retirement Plan is frozen, in that no new benefits are accruing under the Plan effective December 31, 1995. The Directors' Retirement Plan provides that, upon retirement, retiring directors are eligible to receive an annual benefit equal to 70% of the retiring directors' annualized final earnings based on monthly board compensation as of December 31, 1995 (reduced by one one hundred and twentieth (1/120) for each month of service less than 120) which shall continue to be paid for at least 10 years and over the lifetime of the director thereafter. All Directors are currently credited with 120 months of service under the plan except for Mr. Nichols who has been credited with 60 months of service and Mr. Morgan who has not been credited with any months of service. Mr. Rinehart does not participate in the plan. Benefits may not start until the director reaches age 65. The Directors' Retirement Plan provides that in the event of a participant's death prior to payment of all benefits due to the participant under the plan, the remaining benefits are to be paid to the beneficiary or beneficiaries designated by the participant or, if no such designation had been made, to the estate of the participant.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Bank provides a non-qualified plan which offers Directors the opportunity to defer fee compensation and stock awarded under the 1996 Incentive Plan. The primary form of benefit for deferred fees is 120 monthly installment payments of the account balance. Such balance shall equal the amount of the deferrals and interest thereon. Other forms of benefit, including a lump sum payout, are available with certain restrictions. Deferred stock awarded under the 1996 Incentive Plan, is accounted for in the plan in the form of common stock units. The form of benefit for deferred stock received through the 1996 Incentive Plan is a single lump sum payout made in shares of common stock. The forms of benefit for other deferred stock is a single lump sum payout or payment of equal installments over time. Prior to March 1996, deferrals had been credited with an interest rate equal to the highest interest rate paid on a designated date to depositors of the Bank. The plan has been amended to allow for an alternative choice whereby deferrals may be credited with investment earnings or losses equivalent to that of the common stock issued in connection with our initial public offering ("Common Stock Rate"). Previous deferrals, as well as future deferrals, may be credited with the Common Stock Rate as of the initial public offering. The Bank established an irrevocable grantor trust ("rabbi trust") to hold the assets of the Bank that are intended to be used to satisfy the Bank's obligation with respect to benefits payable under the Deferred Compensation Plan. Assets of the rabbi trust are subject to the claims of creditors of the Bank solely in the event of the Bank's insolvency thereby foregoing any tax consequences to participants until assets are distributed to participants.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table presents information regarding the beneficial ownership of common stock, as of July 31, 2001 with respect to:

     o those persons believed by management to be beneficial owners of more than 5% of our outstanding shares of common stock;

     o each executive officer named in the Summary Compensation Table and director; and

     o    all directors and executive officers as a group.

     Other than those persons listed below, we are not aware of any person that owns more than 5% of our common stock as of July 31, 2001.


                   NAME AND ADDRESS OF                 AMOUNT AND NATURE OF                     PERCENT OF
                    BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP                       CLASS
               -----------------------------         ------------------------                  -------------
PFF Bank & Trust Employee Stock Ownership Plan                758,806 (1)                          5.7%
("ESOP")
350 South Garey Avenue
Pomona, California 91766

Thomson Horstmann & Bryant, Inc.                            1,361,600 (2)                         10.3%
Park 80 West, Plaza Two
Saddle Brook, New Jersey  07663

Capital Guardian Trust Company                                855,700 (3)                          6.5%
11100 Santa Monica Boulevard
Los Angeles, California 90025

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

Robert W. Burwell                                             111,915 (4)(5)(6)                     *
Donald R. DesCombes                                           132,176 (4)(5)(6)                     *
William T. Dingle                                              86,616 (4)(5)(6)                     *
Jerald W. Groene                                               98,202 (4)(7)(8)(9)                  *
Kevin McCarthy                                                225,635 (4)(7)(8)(9)                 1.7%
Stephen Morgan                                                     --                               *
Curtis W. Morris                                               96,392 (4)(5)(6)                     *
Robert D. Nichols                                              94,706 (4)(5)(6)                     *
Larry M. Rinehart                                             417,447 (4)(7)(8)(9)                 3.1%
Gilbert F. Smith                                               80,096 (4)(7)(8)(9)                  *
Jil H. Stark                                                   98,998 (4)(5)(6)                     *
Gregory C. Talbott                                            177,750 (4)(7)(8)(9)                 1.3%

All directors and executive officers as a group
(15 persons)                                                1,911,384 (10)                        14.4%


----------------
* Does not exceed 1.0% of our outstanding voting securities.
(1) The Mechanics Bank has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At July 31, 2001, 828,194 shares had been allocated under the ESOP and 758,806 shares remain unallocated. Under the terms of the ESOP, the ESOP Trustee will vote the unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding allocated shares so long as the ESOP Trustee determines such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Based on information contained in an amendment to Schedule 13G filed with the SEC on February 7, 2001.
(3) Based on information contained in an amendment to Schedule 13G filed with the SEC on February 12, 2001.
(4) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(5) Includes 6,801 shares awarded to each outside director pursuant to the PFF Bancorp, Inc. 1996 Incentive Plan (the "1996 Incentive Plan"), which vest in five equal annual installments commencing on October 23, 1997 and March 26, 1998 and which have not yet vested. Also includes 26,524, 7,142 and 7,481 shares with respect to Messrs. DesCombes, Morris and Burwell, respectively, which have vested but receipt of which has been deferred by Messrs. DesCombes, Morris and Burwell. Each outside director presently has voting power as to the shares awarded.
(6) Includes 68,014 shares subject to options granted to each outside director other than Mr. Burwell, and 61,514 shares subject to options granted to Mr. Burwell, under the 1996 Incentive Plan which are currently exercisable. Excludes 17,003 shares subject to options granted to each outside director under the 1996 Incentive Plan which are not currently exercisable. Options granted pursuant to the 1996 Incentive Plan become exercisable at a rate of 20% per year commencing on October 23, 1997 and March 26, 1998.
(7)  Includes 30,000, 18,000, 16,000, 8,500 and 8,500 shares awarded to Messrs.
     Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the 1996 Incentive Plan which have not yet vested. Also includes 22,500 shares with respect to Mr. Rinehart which have vested but receipt of which has been deferred at the option of Mr. Rinehart. Awards to officers under the 1996 Incentive Plan vest at a rate of 20% per year commencing on October 23, 1997; provided, however, that 75% of the third, fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. See "Executive Compensation-Compensation Committee Report on Executive Compensation." Each participant presently has voting power as to the shares awarded.
(8)  Includes 276,471, 128,628, 104,628, 34,071 and 59,234 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the 1996 Incentive Plan which are currently exercisable. Excludes 75,000, 40,000, 34,000, 19,200 and 19,200 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the 1996 Incentive Plan which are not exercisable. Options become exercisable at a rate of 20% per year commencing on October 23, 1997. See "Executive Compensation-1996 Incentive Plan."
(9) Includes 8,894, 9,359, 9,359, 9,011 and 8,785 shares allocated to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the Bank's ESOP.
(10) Includes a total of 147,306 shares awarded under the 1996 Incentive Plan as to which voting may be directed. Excludes a total of 347,017 shares subject to options under the 1996 Incentive Plan which are not currently exercisable. Includes 15,250 shares (including 10,079 shares set forth in footnote 9 above) allocated to executive officers as a group under the Bank's ESOP.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT, EXCEPT AS TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     Under rules established by the SEC, we are required to provide certain data and information in regard to the compensation and benefits provided to our Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Employee Compensation and Benefits Committee of the Board of Directors, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     We began a process following the issuance of stock in March 1996, to revise current executive compensation policies to reflect our status as a public company and to assure competitive compensation levels. The new policies incorporate our financial results with particular emphasis on earnings improvement.

     COMPENSATION POLICIES. The Committee has established the following goals as incentives in setting Executive Compensation, including benefits:

     o    to target base salaries at a competitive average;

     o to reward the achievement of the Bank's annual and long term strategic goals;

     o to retain executive officers by offering a full range of benefits available at a competitive level to other executives of savings institutions; and

     o to provide additional motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to benchmarks that we believe influence the performance of our common stock.

     COMPONENTS OF SALARY. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, profit sharing, deferred compensation, auto allowance, 401(k) employer match contribution, Supplemental Executive Retirement Plan ("SERP") payments, ESOP allocations, stock grants and options, and any other type of remuneration deemed by the Board to be appropriate.

     EXECUTIVE SALARIES. In general, the Committee expects salaries for senior executive officers to be in the middle range of the marketplace. There is no provision for "automatic annual raises"; however, adjustments will be made from time to time for individuals whose salaries are trailing the market. Sources of compensation information include peer group analysis as obtained through review of proxy statements and various compensation surveys including Employer Group Survey, Economic Research Institute Survey, Western Management Group Survey, California Bankers Association Survey, American Community Bankers Survey and other published sources.

     Notwithstanding modest salary levels, the Committee believes that high performance deserves high financial rewards. For this reason, the Committee has established two annual cash incentive plans. One plan, at the Bank level, measures and rewards achievement of internally established goals. The second plan, at the Company level, measures performance compared to a peer group. Taken together these incentive plans offer executive officers the opportunity of approximately doubling their annual salaries for truly outstanding performance.

     Once each year the CEO presents to the full Board, in executive session, his evaluation and the salary of each of the senior executives. While such evaluations are the primary responsibility of the CEO, the Board believes it is prudent to conduct general oversight of the status of the senior management team.

     INCENTIVE PLANS. The Board and stockholders have approved Incentive Plans in 1996 and 1999, under which officers may receive options and awards. Stock option awards will vest in five equal annual installments. Stock awards under the 1996 Incentive Plan vest in five equal annual installments. The first and second annual installments vested respectively on the first and second anniversary of the date of grant. Twenty-five percent (25%) of the third annual installment vested on the third anniversary date of the grant, and twenty-five percent (25%) of the fourth and fifth annual installment will vest on the fourth and fifth respective anniversary dates of the date of grant. The remaining seventy-five percent (75%) of each of the third, fourth and fifth annual installments are subject to the attainment of a target level of earnings per share established by the Committee. Although the awards in the Plan will not fully vest until October 2001, the earnings per share goals have already been achieved through excellent performance in the years since the Plan was approved. Under the 1999 Incentive Plan, the Committee may award stock options and other rights. The vesting of stock options granted under the 1999 Incentive Plan are determined by the Committee. The Committee believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees with those of stockholders. Stock options and stock awards under the Incentive Plans were allocated by the Committee based upon our fiscal responsibility, regulatory practices and policies, the practices of other recently converted financial institutions, as verified by external surveys based upon the officers' level of responsibility and contributions to the Corporation and the Bank. Stock awards under the 1996 Incentive Plan may be deferred under the Employee Deferred Compensation Plan. The Committee will consider the amount of outstanding awards in determining the total annual compensation package. See "-Executive Compensation Tables-Summary Compensation Table," "1996 Incentive Plan" and "1999 Incentive Plan."

     CHIEF EXECUTIVE OFFICER. In addition to the goals associated with the Annual Incentive Plan, the Board conducts a general evaluation of the CEO's performance twice each year. This review includes a variety of considerations such as the quality and source of earnings, budget management, regulatory compliance, community and internal leadership and strategic vision and implementation.

Specific accomplishments included the hiring of more experienced commercial bank employees, cost reductions, growth of the business, consumer, commercial/industrial and construction loan programs, reduction in the level of non-performing assets, and asset growth. In addition to considering these specific accomplishments, consideration was given to the results of an extensive survey of peer financial institutions.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all Executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximize shareholder value. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                THE EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE

                 Robert W. Burwell           Robert D. Nichols
                 William T. Dingle           Curtis W. Morris

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return on our common stock based on the market price of the common stock with the cumulative total return of companies on the Nasdaq Stock Market (U.S.) Index, Nasdaq Bank Stocks and the SNL Western Thrift Index for the period beginning on March 29, 1996, the day our common stock began trading, through March 31, 2001. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the common stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                AMONG THE CORPORATION, NASDAQ STOCK MARKET (U.S.)
                      INDEX AND THE NASDAQ BANK STOCK INDEX

                              [PERFORMANCE GRAPH]


                                  PERIOD ENDING
------------------------------------------------------------------------------------------------------------------
INDEX                      03/29/1996     03/31/1997     03/31/1998     03/31/1999     03/31/2000      03/31/2001
------------------------------------------------------------------------------------------------------------------
PFF Bancorp, Inc.              100.00         126.37         181.32         153.85         137.68          206.21
NASDAQ- Total US *             100.00         111.14         168.46         227.60         423.34          169.30
NASDAQ Bank *                  100.00         136.54         224.80         202.73         183.46          221.83
SNL Western Thrift Index       100.00         143.06         233.46         194.32         144.78          290.11


*SOURCE: CRSP, CENTER FOR RESEARCH IN SECURITY PRICES, GRADUATE SCHOOL OF BUSINESS, THE UNIVERSITY OF CHICAGO 1999. USED WITH PERMISSION. ALL RIGHTS RESERVED. CRSP.COM.

EXECUTIVE COMPENSATION TABLES

     SUMMARY COMPENSATION TABLE. The following table shows, for the three fiscal years ended March 31, 2001, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received compensation in excess of $100,000.

----------------------- ---------- -------------------------------------- --------------------------------------- ------------------
                                                                                  Long Term Compensation
                                                                          ---------------------------------------
                                                                                    AWARDS             PAYOUTS
                                          Annual Compensation (1)
                                   --------------------------------------
                                                               Other      Restricted    Securities                       All
                                                              Annual        Stock       Underlying       LTIP           Other
Name and                             Salary                Compensation     Awards     Options/SARs    Payouts      Compensation
Principal Position        Year        ($)      Bonus ($)      ($)(2)         ($)           (#)          ($)(3)           ($)
----------------------- ---------- ----------- ----------- -------------- ----------- --------------- ----------- ------------------
Larry M. Rinehart,      2001         $333,000  $      --          --           --            --            --        $71,675(4)
President and Chief     2000          300,000     92,769          --           --            --            --         34,165
Executive Officer       1999          300,000    155,079          --           --            --            --         45,444


Kevin McCarthy          2001         $222,000  $      --          --           --            --            --        $64,576(4)
Senior Executive Vice   2000          200,004     51,539          --           --            --            --         33,232
President and Chief     1999          200,004     86,157          --           --            --            --         40,971


Gregory C. Talbott      2001         $210,924  $      --          --           --            --            --        $72,175(4)
Executive Vice          2000          190,020     48,957          --           --            --            --         30,258
President, Chief        1999          190,020     81,856          --           --            --            --         37,890
Financial Officer and
Treasurer

Gilbert F. Smith        2001         $166,500  $      --          --           --            --            --        $44,364(4)
Senior Vice             2000          150,000     30,952          --           --            --            --         32,689
President, General      1999          150,000     51,693          --           --            --            --         42,128
Counsel


Jerald W. Groene        2001         $166,500  $      --          --           --            --            --        $45,399(4)
Senior Vice             2000          150,000     30,462          --           --            --            --         33,169
President, Chief        1999          150,000     51,693          --           --            --            --         38,301
Lending Officer

-----------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the executive officer pursuant to the Bank's 401(k) Plan, as hereinafter defined, pursuant to which employees may defer up to 15% of their compensation and executive officers may defer up to 5% of their compensation, up to the maximum limits under the Code. These numbers are subject to change based on Section 415 testing limits.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(3) For fiscal 2001, 2000 and 1999, the Bank had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.
(4) Includes $8,105, $8,105, $8,105, $8,095 and $8,095 in life insurance premiums, $1,097, $3,190, $1,003, $2,393 and $2,393 in contributions to the
    Bank's 401(k) Plan and $31,000, $21,808, $31,594, $3,678 and $4,672 in
    contributions to the Bank's 401(k) Mirror Plan, and $20,673, $20,673, $20,673, $19,398 and $19,398 in contributions to the ESOP paid by the Bank for the benefit of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively. Also includes $10,800 for each officer as payment for auto allowances. Includes $41 in interest on the Bank's Deferred Compensation Plan for the benefit of Mr. Smith.

     1996 INCENTIVE PLAN. PFF Bancorp maintains the 1996 Incentive Plan, which provides discretionary awards of options to purchase common stock, option-related awards and awards of common stock (collectively, "Awards") to officers, directors and key employees as determined by a committee of the Board of Directors. Awards of common stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." No options were granted under the 1996 Incentive Plan to the executive officers named in the Summary Compensation Table for fiscal 2001.

     1999 INCENTIVE PLAN. PFF Bancorp maintains the 1999 Incentive Plan, which provides discretionary awards of options to purchase common stock and option-related awards (collectively "Awards") to officers, directors, employees and its affiliates as determined by a committee of the Board of Directors or two or more outside directors. Awards of common stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." No options were granted under the 1999 Incentive Plan to the executive officers named in the Summary Compensation Table for fiscal 2001.

     The following table provides certain information with respect to exercises of stock options during the fiscal year ended March 31, 2001 by executive officers named in the Summary Compensation Table and to the number of shares of common stock represented by outstanding options held by the executive officers named in the Summary Compensation Table as of March 31, 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the common stock.

                   AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                       VALUE OF
                                                             NUMBER OF SECURITIES                     UNEXERCISED
                            SHARES                          UNDERLYING UNEXERCISED                   IN THE MONEY
                         ACQUIRED ON       VALUE                OPTIONS/SARS AT                     OPTIONS/SARS AT
                         EXERCISE (#)  REALIZED ($)          FISCAL YEAR-END(#)(1)             FISCAL YEAR-END ($)(2)(3)
                         ------------- -------------- ----------------------------------- ------------------------------------
NAME                                                   EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
                         ------------- -------------- --------------- ------------------- ---------------- -------------------
Larry M. Rinehart..........       --            --          276,471          75,000          $2,817,239         $764,250

Kevin McCarthy.........       13,686      $136,972          128,628          40,000          $1,310,719         $407,600

Gregory C. Talbott.....       15,686      $163,241          104,628          34,000          $1,066,159         $346,460

Gilbert F. Smith.......       15,686      $132,782           34,071          19,200            $347,183         $195,648

Jerald W. Groene.........         --            --           59,234          19,200            $603,594         $195,648

       ---------------------------
(1)    The options in this table have an exercise price of $12.75.
(2)    The price of the common stock on March 31, 2001 was $22.94 per share.
(3) Based on the market value of the underlying common stock at fiscal year end, minus the exercise price.

RETIREMENT BENEFITS AND TERMINATION ARRANGEMENTS

     The Bank maintains a defined benefit plan (the "Retirement Plan") for certain salaried employees who had attained the age of 21 and completed one year of service prior to December 31, 1995. Effective December 31, 1995, the Retirement Plan was frozen and Participants ceased the accrual of additional benefits under the Retirement Plan although vesting will continue according to the terms of the Retirement Plan. After December 31, 1995, no new Participants entered the Retirement Plan. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

     The Retirement Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Retirement Plan ("Normal Retirement Age"). The Retirement Plan also provides for a monthly benefit upon the Participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the Participant of 15 years of service. No new accrual of years of service has occurred since December 31, 1995. Benefits under the Plan are determined taking into account the participant's final average earnings, social security benefits and years of credited service under the Retirement Plan as of December 31, 1995.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 in the year ended December 31, 1995, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.

                                                   PFF BANK & TRUST EMPLOYEE PENSION PLAN
                    --------------------------------------------------------------------------------------------
                                                              YEARS OF SERVICE
FINAL AVERAGE
COMPENSATION                    15                20                 25                30                 35
------------------- ------------------ ----------------- ------------------ ----------------- ------------------
    $  50,000                $13,598            $18,130           $22,663            $22,663           $22,663
      100,000                 29,723             39,630            49,538             49,538            49,538
      150,000                 45,848             61,130            76,413             76,413            76,413
      200,000                 45,848             61,130            76,413             76,413            76,413
      250,000                 45,848             61,130            76,413             76,413            76,413
      300,000                 45,848             61,130            76,413             76,413            76,413
      350,000                 45,848             61,130            76,413             76,413            76,413
      400,000                 45,848             61,130            76,413             76,413            76,413

     Compensation under the Retirement Income Plan includes all regular pay and overtime. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

     The approximate years of service, as of January 1, 1996 for the executive officers named in the Summary Compensation Table are as follows:

                                                       SERVICE
                                                       -------
         NAME                               YEARS                    MONTHS
         ----                               -----                    ------
         Larry M. Rinehart                   19                         3
         Kevin McCarthy                      19                        --
         Gregory C. Talbott                   9                         7
         Gilbert F. Smith                    25                         2
         Jerald W. Groene                    24                         6


     The freezing of accrued benefits on December 31, 1995 results in no additional service for purposes of benefit determination being accrued for the named executive officer.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP reflects the freezing of the Pension Plan as of December 31, 1995. The benefits provided under the SERP are directly related to those provided under these three qualified employee benefit plans sponsored by the Bank, namely the ESOP, the 401(k) Plan and the Pension Plan. With respect to the Pension Plan, the SERP provides a benefit equal to the present value of the previous SERP benefit accrued as of December 31, 1995. No additional contributions will be made by the Bank to provide this benefit, as this portion of the SERP is only a deferral mechanism (with interest) of the frozen Pension Plan benefit. The SERP also provides a benefit equal to the difference between (i) the benefits which would have been provided by employer contributions to the 401(k) Plan and the ESOP if such contributions and benefits were calculated without the limitations imposed by the qualification rules of the Code and (ii) the actual benefit provided under each plan. Benefits under the SERP will be provided at retirement in the form of some combination of an annuity, lump sum cash or stock distribution.

     The Bank has established an irrevocable grantor's trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised to the participants under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the trust are subject to the claims of the Bank's creditors solely in the event of the Bank's insolvency, thereby foregoing any tax consequences to the participants until assets are distributed to participants. Earnings on the trust's assets are taxable to the Bank. The trust's assets may be invested in the Company's stock.

     EMPLOYMENT AGREEMENTS. PFF Bank & Trust and PFF Bancorp have entered into employment agreements with Messrs. Rinehart and McCarthy (individually, the "Executive"). The employment agreements are intended to ensure that we will be able to maintain a stable and competent management base. Our continued success depends to a significant degree on the skills and competence of Messrs. Rinehart and McCarthy.

     The employment agreements provide for a three-year term for Messrs. Rinehart and McCarthy. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after conducting a performance evaluation of the Executive. The terms of the PFF Bancorp employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The agreements provide that the Executive's base salary will be reviewed annually. The annual base salaries for Messrs. Rinehart and McCarthy for the fiscal year ended March 31, 2001 are $333,000 and $222,000 respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination for cause as defined in the agreements at any time. In the event PFF Bank & Trust or PFF Bancorp chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation upon: (i) failure to re-elect the Executive to his current office(s); (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the Executive; (v) liquidation or dissolution of PFF Bank & Trust or PFF Bancorp (vi) a breach of the agreement by PFF Bank & Trust or PFF Bancorp, the Executive or, in the event of the Executive's subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans during the remaining term of the agreement provided, however, that the payment shall not, in the aggregate, exceed three times the average of the Executive's five preceding taxable years' annual compensation. PFF Bank & Trust and PFF Bancorp would also continue, and pay for, the Executive's life, health and disability coverage for the remaining term of the agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of PFF Bank & Trust or PFF Bancorp (as defined in the Employment Agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. PFF Bank & Trust and PFF Bancorp would also continue, and pay for, the Executive's life, health, and disability coverage for thirty-six months.

     Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based upon three times 2001 base salary as reported in the Summary Compensation Table, Messrs. Rinehart and McCarthy would receive approximately $999,000 and $666,000, respectively, in severance payments, in addition to other cash and noncash benefits.

     Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to PFF Bancorp and PFF Bank & Trust. Under the PFF Bancorp agreement, if such payment constitutes an excess parachute payment under Section 280G of the Code, the executive officer will receive a benefit under the agreement equal to the greater of (i) the total benefits payable under the agreement taking into account the state and federal income and excise taxes on such amounts or (ii) the amount that is one dollar less than the triggering amount for the imposition of the excise tax under
Section 280G.

     Payments to the Executive under the PFF Bank & Trust agreement will be guaranteed by PFF Bancorp in the event that payments or benefits are not paid by PFF Bank & Trust. Payment under the PFF Bancorp agreement would be made by PFF Bancorp. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by PFF Bank & Trust or PFF Bancorp, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that PFF Bank & Trust and PFF Bancorp, shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     TERMINATION AND CHANGE IN CONTROL AGREEMENTS. PFF Bank & Trust has entered into two-year termination and change in control agreements ("CIC Agreement") with Messrs. Smith, Golish and Groene and Ms. Lemons and Ms. Scullin and, effective April 1998, a three-year CIC Agreement with Mr. Talbott. Commencing on the first anniversary date and continuing on each anniversary thereafter, the CIC Agreements may be renewed by the Board of Directors for an additional year. PFF Bancorp has entered into a three-year CIC Agreement with Mr. Talbott similar to PFF Bank & Trust's CIC Agreement except that the term of the PFF Bancorp CIC Agreement shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of PFF Bank & Trust or PFF Bancorp, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two (three in the case of Mr. Talbott) times the officer's average annual compensation for the five (two in the case of the PFF Bancorp CIC Agreement and three in the case of Mr. Talbott) years preceding termination subject to the limitation that such payment not exceed three times the officer's average annual compensation of the previous five years (the PFF Bancorp CIC Agreement has no such limitation). PFF Bank & Trust would also continue, and pay for, the officer's life, health and disability coverage for a period of twenty-four (24) months (thirty-six (36) months in the case of Mr. Talbott) from the date of termination. Payments to the officer under PFF Bank & Trust's CIC Agreements will be guaranteed by PFF Bancorp in the event that payments or benefits are not paid by PFF Bank & Trust.

     The CIC Agreements also provide for a severance payment in the event of an involuntary termination of the officer other than in a change in control, except for cause. The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service up to a maximum of one-hundred and four weeks and is conditioned on the officer releasing PFF Bank & Trust from any causes of action against PFF Bank & Trust or PFF Bancorp arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of PFF Bank & Trust and PFF Bancorp.

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Our Directors and executive officers file reports with the Securities and Exchange Commission and the Nasdaq Stock Market indicating the number of shares of any class of our equity securities they owned when they became a Director or executive officer and, after that, any changes in their ownership of our equity securities. Copies of any of these reports must also be provided to us. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that each of our executive officers and Directors has compiled with applicable reporting requirements for transactions in our securities during Fiscal 2001 with the exception of a Form 4 which was filed late by Mr. Groene.

     TRANSACTIONS WITH CERTAIN RELATED PERSONS. With certain exceptions permitted under the Federal Reserve Act and Regulation O, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of PFF Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     PFF Bank & Trust has determined that preferred rate loans for executive officers and directors are part of the Bank's overall benefits and compensation program, and therefore, executive officers and directors are permitted to receive the preferred rate so long as they are made within the limitations of the Federal Reserve Act and Regulation O.

     As of March 31, 2001, eight of the Bank's executive officers or directors had a total of 11 loans outstanding, totaling approximately $2.25 million in the aggregate. Of the 11 loans currently outstanding to executive officers or directors, eight loans are receiving a preferred rate. For those receiving the preferred rate, seven loans are secured by the borrower's principal residence and one loan to a director is secured by rental property.

     It is our policy that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors not having any interest in the transaction.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Employee Compensation and Benefits Committee is made up of four directors: Messrs. Burwell, Dingle, Morris and Nichols. Mr. Nichols was an executive officer from 1986 to 1992. No member of the Committee is, or was during 2001, an executive officer of another company whose board of directors has a comparable committee on which one of PFF Bancorp's executive officers serves.

                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     Our independent auditors for the fiscal year ended March 31, 2001 were KPMG LLP. The Board of Directors has reappointed KPMG LLP to continue as independent auditors for PFF Bank & Trust and PFF Bancorp for the year ending March 31, 2002, subject to ratification of such appointment by the stockholders. A resolution will be presented to the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the common stock represented at the meeting is needed to ratify the appointment.

     Representatives of KPMG LLP will be present at the meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting.

INDEPENDENT AUDITORS' FEES

     The following aggregate fees were billed to the Company and the Bank for professional services rendered by our independent auditors during the fiscal year ended March 31, 2001:

   Audit Fees:....................................................... $210,000
   Financial Information Systems Design and Implementation Fees:.....       --
   All Other Non-Audit Fees (Tax Preparation and Consulting):........ $160,604

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

     To be considered for inclusion in our proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders a stockholder proposal must be received by the Secretary at the address set forth on the Notice of Annual Meeting of Stockholders not later than April 16, 2002. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     Our bylaws provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on our record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED MARCH 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT, AND WILL ALSO BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO PFF BANCORP, INC., 350 SOUTH GAREY AVENUE, POMONA, CALIFORNIA 91766.

                                            By Order of the Board of Directors


                                            /s/ Carole F. Olson
                                            ----------------------
                                            Carole F. Olson
                                            SECRETARY
     Pomona, California
     August 14, 2001

           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                    RETURN THE ACCOMPANYING PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

[LOGO]                                                                Appendix A


            Charter of the Audit Committee of the Board of Directors


I.  Audit Committee Purpose

         The Audit Committee is appointed by the PFF Bancorp Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o    Report to the Board.

         o Monitor the integrity of PFF Bancorp's (the "Bancorp") and its subsidiaries' financial reporting processes and systems of internal controls regarding finance, accounting, and legal compliance.

         o Monitor the independence and performance of the Bancorp's independent auditors (KPMG) and internal auditing department.

         o    Provide an avenue of communication among the independent auditors
              (KPMG), management, the internal auditing department, and the Board.

         o Encourage adherence to, and continuous improvement of, the Bancorp and its subsidiaries' policies, procedures, and practices at all levels.

         o Review areas of potential significant financial risk to the Bancorp and its subsidiaries.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors (KPMG) as well as anyone in the organization. The Audit Committee has the ability to retain, at the Bancorp's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.



--------------------------------------------------------------------------------
                                                                        Page A-1

[LOGO]                                                                Appendix A


II. Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of the NASDAQ Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors1, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.2 3

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Chief Internal Auditor, the independent auditors
         (KPMG), and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.4 5 In addition, the Committee, or at least its Chair, should communicate with management and

----------------------------
1 The exchanges have established 5 criteria for assessing independence:
o    Former employees.  Must be a minimum of three years.
o    Family members of former employees.  Must be a minimum of three years.
o Director compensation. NASD/AMEX limit compensation from the Bancorp (excluding direct board compensation) to $60,000 per year - NYSE does not have any requirements regarding compensation.
o Business relationships. The NYSE does not allow business relationships that impair the director's business judgment. NASD/AMEX define the extent of business relationships that impair independence - if the director's employer receives revenue in excess of $200,000 per year, or 5 percent of its total revenue, the director is not considered independent.
o None of the exchanges allow cross-directorships - an audit committee member's compensation cannot be impacted by an employee of the Bancorp.
NYSE rules allow one former employee, or one family member of a former employee, to be an audit committee member (with less than three years separation) if it is determined by the Board to be in the Bancorp's best interest. NASD/AMEX allow all independence rules to be waived for one member as long as he/she is not a current employee or family member. This would generally need to be approved by the board and disclosed in the Bancorp's next proxy statement. The NYSE requires annual written affirmation of the Audit Committee independence.
2 For NYSE, one member must have accounting or related financial management expertise. For NASD / AMEX, one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
3 Committee members are encouraged to enhance their familiarity with finance and accounting by participating in seminars, conferences, roundtables, and other educational programs conducted by the Bancorp or an outside organization.
4 The charter may also encourage executive sessions at every meeting - thereby providing a regular forum for candid discussion and reducing the pressure (in particular with internal audit) to request such a meeting.
5 The Committee may members of management or others to attend meetings and provide pertinent information as necessary.

--------------------------------------------------------------------------------
                                                                        Page A-2

[LOGO]                                                                Appendix A


         the independent auditors (KPMG) quarterly to review the Bancorp's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

         REVIEW PROCEDURES

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Bancorp's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors (KPMG) of significant issues regarding accounting principles, practices, and judgments.

         3.   In consultation with the management, the independent auditors
              (KPMG), and the internal auditors, consider the integrity of the Bancorp's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors (KPMG) and the internal auditing department together with management's responses. Also, review the Audit Recommendation Tracking List to assess whether audit findings are adequately resolved and implemented.

         4.   Review with financial management and the independent auditors
              (KPMG) the Bancorp's quarterly financial results prior to the release of earnings and/or the Bancorp's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Bancorp's accounting principles and any items required to be communicated by the independent auditors
              (KPMG) in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         INDEPENDENT AUDITORS (KPMG)

         5. The independent auditors (KPMG) are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors (KPMG) or approve any discharge of auditors when circumstances warrant.

Approve the fees and other significant compensation to be paid to the independent auditors (KPMG). Review and approve requests for significant management consulting engagements to be performed by the independent auditors'
(KPMG) firm and be advised

--------------------------------------------------------------------------------
                                                                        Page A-3

[LOGO]                                                                Appendix A


of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         6. On an annual basis, the Committee should review and discuss with the independent auditors (KPMG) all significant relationships they have with the Bancorp that could impair the auditors' independence.6

         7. Review the independent auditors (KPMG) audit plan and engagement letter - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.7

         8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors (KPMG).8 Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.9

         9. Consider the independent auditors' (KPMG) judgments about the quality and appropriateness of the Bancorp's accounting principles as applied in its financial reporting. 10



         INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

--------------------------
6 Independence Standards Board (ISB) Statement No. 1 requires that auditors discuss with the audit committee any significant relationships that could impair their independence.
7 Audit committees should review the independent auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the audit committee may have.
8 Audit committee may inquire about changes to the audit plan, restrictions on scope of activities, observations of control weaknesses, etc.
9 Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:
o    The auditor's responsibility under Generally Accepted Auditing Standards
     (GAAS);
o    Significant accounting policies;
o    Management judgments and accounting estimates;
o    Significant audit adjustments;
o    Other information in documents containing audited financial statements;
o Disagreements with management - including accounting principles, scope of audit, disclosures;
o    Consultation with other accountants by management;
o    Major issues discussed with management prior to retention; and
o    Difficulties encountered in performing the audit.
10 The AICPA amended SAS 61 requiring discussion by the independent auditors
(KPMG) of their assessment of the quality, not just acceptability of accounting principles. Consider adding the following items to the charter:
o Discuss with management and the independent auditors (KPMG) the quality of the accounting principles and underlying estimates used in the preparation of the Bancorp's financial statements.
o Discuss with the independent auditors (KPMG) the clarity of the financial disclosure practices used or proposed by the Bancorp.
o Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

--------------------------------------------------------------------------------
                                                                        Page A-4

[LOGO]                                                                Appendix A

         12. Review the Internal Audit Department budget, risk assessment, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. Changes in the Chief Internal Auditor shall be subject to Committee approval.

         13. Review the appointment, performance, and replacement of the Chief Internal Auditor.

         14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         15. On at least an annual basis, review with the Bancorp's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Bancorp's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Bancorp. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.


         OTHER AUDIT COMMITTEE RESPONSIBILITIES 11

         16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Bancorp's annual proxy statement.12


------------------------
11 Other
o Develop an annual plan responsive to the "responsibilities and duties" detailed herein with input from management and other key committee advisors. The annual plan shall be reviewed and approved by the full board.
o Have committee meeting agendas prepared by the Committee Chair with input from committee members. It is expected that the Chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.
o Report at least semi-annually, or as deemed necessary, to the full board. In addition, summarized minutes from Committee meetings shall be distributed to each board member at least one week prior to the subsequent Board of Directors meeting.
12 The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:
o    Reviewed and discussed the audited financial statements with management;
o Discussed with the independent auditors (KPMG) the matters required to be discussed by SAS 61; and
o Received certain disclosures from the auditors regarding their independence as required by the ISB 1 and then include a statement if based on this review if the audit committee recommended to the board to include the audited financial statements in the annual report filed with the SEC.

--------------------------------------------------------------------------------
                                                                        Page A-5

[LOGO]                                                                Appendix A


         17. Perform any other activities consistent with this Charter, the Bancorp's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         19. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.13

         20. Periodically perform self-assessment of audit committee performance.

         21. Review financial and accounting personnel succession planning within the Bancorp and its subsidiaries.

         22. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.








-------------------------
13 Additional requirements could include:
o Review management's monitoring of the Bancorp's compliance with the organization's Ethical Code and ensure that management has the proper review system in place to ensure that Bancorp's financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

--------------------------------------------------------------------------------
                                                                        Page A-6

                                                                                           Please mark
                                                                                         your votes as   /X/
                                                                                           indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES AND "FOR" EACH
OF THE PROPOSALS.
                                                                                                         VOTE
                                                                                     FOR               WITHHELD
1. The election as director of the nominees listed (except as marked to the          / /                  / /
   contrary below).
   (01) Donald R. DesCombes, (02) Robert D. Nichols, (03) Larry M. Rinehart

   INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided

   --------------------------------------------------------------
                                                                                     FOR     AGAINST    ABSTAIN
2. The ratification of the appointment of KPMG LLP as independent auditors of        / /       / /        / /
PFF Bancorp,  Inc. for the fiscal year ending March 31, 2002.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

                                                            The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated August 14,
                                                            2001 and of the Annual Report to Stockholders.



                                                            -----------------------------------------------
                                                            Signature of Stockholder                 Date


                                                            -----------------------------------------------
                                                            Signature of Stockholder                 Date

                                                            Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or
                                                            guardian, please give your full title. If shares are held
                                                            jointly, each holder may sign but only one signature is
                                                            required.

--------------------------------------------------------------------------------------------------------------------------
                                                FOLD AND DETACH HERE

--------------------------------------------------------------------------------


                                 REVOCABLE PROXY
                                PFF BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 19, 2001
                             9:00 A.M. PACIFIC TIME

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of the Board of Directors of PFF Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on September 19, 2001, at 9:00 a.m. Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California, and at any and all adjournments thereof, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the nominees as director specified and FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --